Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Melissa Jarmel	Debbie Koopman
(312)435-7137	(312) 789-8532
news@cbot.com	investorrelations@cbot.com

CBOT HOLDINGS REPORTS RECORD RESULTS FOR SECOND QUARTER 2006

Revenue Increases 31 Percent, Operating Margin Expands 18 Percentage Points

CHICAGO, July 20, 2006 – CBOT Holdings, Inc., holding company for the Chicago Board of Trade (CBOT®), announced today that revenue for the second quarter 2006 increased 31 percent to $158.5 million compared with $120.6 million in the second quarter of 2005. Net income for the quarter more than doubled, hitting a record $43.5 million versus $18.2 million for the comparable period last year. Second quarter 2006 earnings per diluted share were $0.82. These favorable results were fueled by record quarterly trading volumes across all product categories as well as higher exchange fee rates overall and continued cost controls.

Exchange and clearing revenue for the second quarter 2006 of $117.2 million was up 27 percent from $92.2 million in the second quarter of 2005. In addition, market data revenue grew 44 percent to $26.3 million in the quarter, up from $18.3 million in the second quarter of 2005. The market data increase was primarily due to a January 1, 2006, price increase and a $2.6 million benefit realized from an adjustment that resulted from customer account reviews. Second quarter operating income was $72.8 million, up from $33.7 million in the same period last year.

“This was a solid quarter for the CBOT, as we continued to realize volume growth across each of our product categories, advance our strategic initiatives aimed at creating new opportunities for our customers and extend our reach globally,” said Bernard W. Dan, President and Chief Executive Officer of CBOT Holdings. “Furthermore, our second quarter record financial results underscore the effectiveness of our business model as we significantly improved our profitability by scaling our operating platform and stringently controlling fixed costs.”

“Moving forward, we will remain focused on identifying growth opportunities and intensifying our efforts to provide products and services that meet the needs of market participants globally. This is an exciting time at the CBOT, as we prepare to launch side-by-side trading of our Agricultural futures contracts on August 1 and ramp up the pace of preparations to go live on September 25 with our new joint venture, JADE,” said Dan.

Revenue and earnings in the second quarter of 2006 benefited from a January 1, 2006 market data price increase and from an increase in the average rate per contract, which rose 13 percent compared with the same quarter a year ago. The average rate per contract represents total exchange and clearing fee revenue divided by total reported trading volume.

Trading volume for the second quarter was 208.0 million contracts, up 13 percent compared with 184.9 million contracts traded during last year’s second quarter. Average daily volume (ADV) in the second quarter this year was 3.3 million contracts, up 14 percent compared with ADV of 2.9 million in the 2005 second quarter. In addition, ADV on the CBOT’s e-cbot® electronic trading platform, rose to 67 percent of total exchange ADV, up from 64 percent in the second quarter of 2005.

Second quarter operating expenses of $85.7 million include $21.4 million of volume-based expenses and $64.3 million of baseline and other expenses, or non-volume-based expenses. Total operating expenses declined 1 percent compared with the prior year’s second quarter. Baseline and other costs were down 5 percent during the same time period, a contributing factor in the significant jump in the operating margin to 45.9 percent for the second quarter of 2006 from 28.0 percent in the same period last year. Last year’s second quarter included a $4.0 million charge for a litigation settlement which did not recur in this year’s second quarter.

Key Financial Metrics (in millions, except rate per contract)

Quarter Ended	June 30 2006	June 30 2005	March 31 2006
Average Daily Volume	3.3	2.9	3.1
Reported Trading Volume	208.0	184.9	192.7
Average Rate per Contract	$0.564	$0.499	$0.552
Revenue	$158.5	$120.6	$143.6
Operating Income	$72.8	$33.7	$58.5
Operating Margin	45.9%	28.0%	40.8%
Net Income	$43.5	$18.2	$35.1
Depreciation & Amortization	$14.8	$14.2	$14.1
Non-Cash Stock Compensation	$1.3	$-0-	$0.4
Capital Expenditures	$6.7	$14.7	$4.2

CBOT Second Quarter 2006 Operational Highlights

•	A new member firm category called “Trading Member Firms” was established to increase access to CBOT markets.

•	CBOT outlined its plan to list Agricultural futures on its electronic trading platform during daytime trading hours beginning August 1, 2006.

•	Side-by-side trading for South American Soybean and Ethanol futures contracts began May 15 and May 31, respectively.

•	CBOT and Dow Jones Newswires introduced Commodity News for Tomorrow, a newsletter for market participants offering market data from the CBOT and feature stories from Dow Jones Newswires.

•	CBOT announced that Citigroup and Goldman Sachs & Co. will become electronic market makers for the Exchange’s Five-and Ten-Year Interest Rate Swap futures beginning in July 2006.

•	CBOT announced that it was expanding its short-term interest rate product set, introducing electronically-traded Binary options contracts based on the Target Federal Funds rate. The Binary options contracts started trading on July 12, 2006.

•	CBOT added Full-sized Silver options to its Precious Metals complex.

•	For the month of June, CBOT’s Metals complex accounted for 40 percent of all listed Metals futures traded in North America, up from only 4 percent in June 2005 and 17 percent in March 2006.

•	CBOT introduced Advantage Wireless Quote Service – delivering real-time quotes, charts and market news to wireless devices.

•	JADE, a joint venture between the CBOT and SGX scheduled to launch on September 25, 2006, announced that its first Asian-based commodity derivatives product to trade on the all electronic Exchange will be a Natural Rubber futures contract.

Outlook

Given current market conditions and what is known today, CBOT Holdings currently expects the following for:

	2006 Full Year	2006 September Quarter
(in millions, except per contract data)
Baseline and other expenses, which equal total operating expenses less volume-based expenses	$259 - $265	$63 - $66
Non-cash stock compensation expense included in baseline expenses	$2.5 - $3.0	$0.5 to $0.6

2006 Full Year and September Quarter
Volume-based expenses, which include clearing costs and contracted license fees, per reported contract	$0.103 - $0.105
An increase in the overall rate per contract from the current rate of about	5 to 8 percent

The company does not provide an outlook for trading volume or revenue but does report the trading volume daily on its website at http://www.cbot.com/cbot/pub/page/0,3181,370,00.html.

	2Q	1Q	4Q	3Q	2Q	1Q
	2006	2006	2005	2005	2005	2005
Trading Days	63	62	63	64	64	61

AVERAGE RATE PER CONTRACT	2Q	1Q	4Q	3Q	2Q	1Q
	2006	2006	2005	2005	2005	2005
PRODUCT:
Interest Rate	0.523	0.517	0.537	0.469	0.467	0.482
Agriculture	0.680	0.673	0.666	0.631	0.643	0.641
Equity Index	0.712	0.760	0.789	0.672	0.630	0.578
Metals, Energy & Other	0.986	1.312	1.559	1.360	1.312	0.855

Overall average rate per contract	0.564	0.552	0.570	0.501	0.499	0.507

VENUE:
Open-Auction	0.515	0.515	0.507	0.485	0.483	0.491
Electronic	0.503	0.495	0.506	0.411	0.397	0.400
Off-Exchange	2.564	2.296	2.299	2.117	2.404	2.131

Overall average rate per contract	0.564	0.552	0.570	0.501	0.499	0.507

AVERAGE DAILY VOLUME (Round Turns, in thousands)

	2Q	1Q	4Q	3Q	2Q	1Q
	2006	2006	2005	2005	2005	2005
PRODUCT:
Interest Rate	2,588	2,561	1,951	2,123	2,368	2,356
Agriculture	529	412	331	350	404	373
Equity Index	131	113	112	103	115	105
Metals, Energy & Other	54	22	9	5	3	4

Total	3,302	3,108	2,404	2,582	2,889	2,838

VENUE:
Open-Auction	990	887	685	773	940	940
Electronic	2,220	2,132	1,633	1,707	1,843	1,772
Off-Exchange	91	88	86	102	106	126

Total	3,302	3,108	2,404	2,582	2,889	2,838

TRANSACTION FEES (in thousands)

	2Q	1Q	4Q	3Q	2Q	1Q
	2006	2006	2005	2005	2005	2005
PRODUCT:
Interest Rate	$85,339	$82,032	$65,994	$63,741	$70,733	$69,327
Agriculture	22,664	17,176	13,869	14,150	16,604	14,598
Equity Index	5,859	5,337	5,588	4,439	4,627	3,687
Metals, Energy & Other	3,360	1,805	908	393	252	184

Total	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

VENUE:
Open-Auction	$32,136	$28,356	$21,885	$23,979	$29,085	$28,185
Electronic	70,341	65,442	52,013	44,872	46,883	43,285
Off-Exchange	14,745	12,552	12,462	13,871	16,247	16,325

Total	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

Quarterly Conference Call

Executives of CBOT Holdings, Inc. will host a conference call to review its second quarter results today, July 20, 2006, at 8:00 am ET / 7:00 am CT. The conference call and any accompanying slides will be publicly available via live webcast from the investor relations section of the CBOT Holdings website at http://www.cbot.com. The webcast will be available for replay at the same address approximately two hours following its conclusion. Those wishing to listen to the live conference via telephone should dial 800.884.5695 (U.S. callers) and 617.786.2960 (International callers) at least 10 minutes before the call begins. The verbal passcode for the call is “CBOT Holdings.” To listen to an archived recording after the call, please dial 888.286.8010 (U.S. callers) and 617.801.6888 (International callers). The passcode for the replay is 98310538.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity, and commodity futures and options-on-futures products. Building on its 158-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information visit our website at www.cbot.com.

Forward Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and includes any use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”. These statements are based on management’s current expectations and involve assumptions that may be subject to change or risks and uncertainties that could cause actual results to differ materially from those set forth in the statements. Accordingly, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement contained in this press release. The factors that may affect our performance may be found in the Annual Report on Form 10-K and other periodic reports filed by CBOT Holdings, Inc. with the U.S. Securities and Exchange Commission (“SEC”). These filings can be obtained at the SEC’s website at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(unaudited, in thousands)

	06/30/05	09/30/05	12/31/05	03/31/06	06/30/06
ASSETS
Current assets:
Cash and cash equivalents:
Unrestricted	$101,868	$73,436	$99,575	$99,882	$60,629
Held under deposit and membership transfers	2,050	862	1,746	4,966	5,279

Total cash and cash equivalents	103,918	74,298	101,321	104,848	65,908
Restricted cash	22,102	17,254	14,031	29,203	9,182
Short term investments	24,700	64,199	239,888	253,979	327,956
Accounts receivable - net of allowance	40,761	38,310	33,671	50,962	55,959
Deferred income taxes	2,573	2,974	1,962	1,921	2,240
Prepaid expenses	21,065	21,114	18,410	23,233	20,778

Total current assets	215,119	218,149	409,283	464,146	482,023
Property and equipment:
Land	34,234	34,234	34,234	34,234	34,234
Buildings and equipment	325,161	328,992	333,014	335,415	340,113
Furnishings and fixtures	196,344	197,054	198,083	189,188	180,813
Computer software and systems	84,091	84,112	93,636	93,719	93,294
Construction in progress	8,287	11,440	5,577	4,469	4,145

Total property and equipment	648,117	655,832	664,544	657,025	652,599
Less accumulated depreciation and amortization	387,137	400,110	409,789	412,108	415,691

Property and equipment - net	260,980	255,722	254,755	244,917	236,908
Other assets - net	19,387	19,252	21,829	21,229	23,403

Total assets	$495,486	$493,123	$685,867	$730,292	$742,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,098	$14,960	$20,455	$12,965	$12,291
Accrued clearing services	15,003	12,630	11,286	15,023	16,490
Accrued real estate taxes	7,995	9,595	7,730	6,078	8,108
Accrued payroll costs	3,986	5,568	6,351	2,966	4,931
Accrued exchange fee rebates	1,770	2,278	1,200	659	400
Accrued employee termination	273	302	3,063	1,755	1,141
Accrued liabilities	8,566	7,625	7,395	7,241	10,672
Funds held for deposit and membership transfers	24,123	17,230	14,821	33,220	13,532
Current portion of long-term debt	19,726	19,588	19,366	19,455	20,014
Income tax payable	2,135	1,764	5,751	24,425	6,001
Other current liabilities	4,700	322	5,183	432	412

Total current liabilities	102,375	91,862	102,601	124,219	93,992
Long-term liabilities:
Deferred income tax liabilities	25,588	23,468	17,204	14,872	12,200
Long-term debt	19,728	11,810	10,716	—	—
Other liabilities	15,048	13,412	13,584	13,837	14,080

Total long-term liabilities	60,364	48,690	41,504	28,709	26,280

Total liabilities	162,739	140,552	144,105	152,928	120,272
Stockholders’ equity:
Common stock	49	49	53	53	53
Additional paid-in capital	315,500	315,500	486,990	487,404	488,651
Retained earnings	17,198	37,022	54,719	89,821	133,281
Accumulated other comprehensive income	—	—	—	86	77

Total stockholders’ equity	332,747	352,571	541,762	577,364	622,062

Total liabilities and stockholders’ equity	$495,486	$493,123	$685,867	$730,292	$742,334

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	QUARTER ENDED					YTD
	09/30/05	12/31/05	03/31/06	06/30/06	06/30/05	06/30/06	06/30/05
Revenues:
Exchange fees	$62,696	$68,086	$83,120	$91,855	$69,657	$174,975	$136,175
Clearing fees	20,027	18,274	23,231	25,366	22,559	48,597	43,836
Market data	18,289	18,765	23,643	26,286	18,306	49,929	36,828
Building	5,595	5,479	5,505	5,910	5,479	11,415	11,087
Services	4,230	3,852	4,236	4,299	3,623	8,535	7,214
Interest	1,073	2,612	3,483	4,363	701	7,846	1,415
Other	258	293	351	407	262	758	489

Total revenues	112,168	117,361	143,569	158,486	120,587	302,055	237,044
Expenses:
Clearing services	15,630	14,286	18,023	19,490	17,378	37,513	33,894
Contracted license fees	1,718	1,733	1,738	1,914	1,780	3,652	3,405
Salaries and benefits	18,127	20,488	19,102	19,028	17,902	38,130	36,535
Depreciation and amortization	13,144	13,732	14,086	14,789	14,231	28,875	28,045
Professional services	4,979	6,424	3,939	4,558	4,558	8,497	9,150
General and administrative expenses	5,427	6,059	5,076	4,546	5,167	9,622	10,089
Building operating costs	6,542	6,006	6,603	6,002	6,514	12,605	13,152
Information technology services	10,660	11,870	12,230	11,885	11,392	24,115	22,069
Programs	2,306	3,104	2,627	3,086	3,089	5,713	5,105
Interest	633	607	585	388	796	973	1,718
Litigation	—	—	—	—	4,000	—	4,000
Severance and related costs	113	3,032	1,036	(22)	50	1,014	164

Operating expenses	79,279	87,341	85,045	85,664	86,857	170,709	167,326

Income from operations	32,889	30,020	58,524	72,822	33,730	131,346	69,718
Income taxes
Current	15,586	17,481	25,466	32,168	17,002	57,634	33,579
Deferred	(2,521)	(5,252)	(2,291)	(3,042)	(1,618)	(5,333)	(3,250)

Total income taxes	13,065	12,229	23,175	29,126	15,384	52,301	30,329

Income before equity in unconsolidated subsidiary and minority interest in consolidated subsidiary	19,824	17,791	35,349	43,696	18,346	79,045	39,389
Equity in loss of unconsolidated subsidiary - net of tax	—	(94)	(246)	(237)	(112)	(483)	(367)

Net income	$19,824	$17,697	$35,103	$43,459	$18,234	$78,562	$39,022

Earnings per share: (1)
Basic	$0.40	$0.34	$0.66	$0.82	$0.35	$1.49	$0.35
Diluted	$0.40	$0.34	$0.66	$0.82	$0.35	$1.49	$0.35
Weighted average number of common stock shares: (2)(3)
Basic	49,360	52,079	52,787	52,792	49,360	52,789	49,360
Diluted	49,360	52,116	52,840	52,848	49,360	52,844	49,360

(1)    Income used in the calculation of earnings per share, only includes earnings allocated to each reported period after April 22, 2005, the date the CBOT demutualized and became a stock, for-profit company. The amount of income allocated to the period before April 22, 2005 and not included in the calculation of earnings per share was $1,036 for the quarter ended June 30, 2005 and $21,824 for the six months ended June 30, 2005.

(2)    CBOT members received an aggregate of 49,360 shares of Class A common stock of CBOT Holdings as a result of the demutualization. Weighted average number of shares used in the calculation is based on the average number of shares outstanding after April 22, 2005 rather than the entire reporting period.

(3)    On October 24, 2005, CBOT Holdings closed an initial public offering of its Class A common stock. The number of shares of Class A common stock outstanding immediately after this offering was 52,787 shares.

Operating expense makeup:
Volume-based	17,348	16,019	19,761	21,404	19,158	41,165	37,299
Baseline	61,818	68,290	64,248	64,282	63,649	128,530	125,863
Other	113	3,032	1,036	(22)	4,050	1,014	4,164

Total	79,279	87,341	85,045	85,664	86,857	170,709	167,326

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	QUARTER ENDED					YTD
	09/30/05	12/31/05	03/31/06	06/30/06	06/30/05	06/30/06	06/30/05
Cash flows from operating activities:
Net income	$19,824	$17,697	$35,103	$43,459	$18,234	$78,562	$39,022
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	13,144	13,732	14,086	14,789	14,231	28,875	28,045
Deferred income taxes (benefit)	(2,521)	(5,252)	(2,291)	(3,042)	(1,618)	(5,333)	(3,250)
Stock-based compensation	—	1,774	413	1,248	—	1,661	—
Change in allowance for doubtful accounts	78	(118)	—	85	61	85	291
Gain / loss on foreign currency transaction	(46)	(23)	(2)	11	(172)	9	(321)
Gain / loss on sale or retirement of fixed assets	8	185	7	—	(4)	7	(4)
Equity in loss of unconsolidated subsidiary	—	155	411	394	188	805	613
Amortization of short term investment discounts	(111)	(1,074)	(1,094)	(125)	(26)	(1,219)	(26)
Changes in assets and liabilities:
Accounts receivable	1,596	3,546	(16,654)	(2,150)	4,136	(18,804)	(9,857)
Income tax receivable / payable	(371)	3,987	18,674	(18,424)	(9,877)	250	3,692
Prepaid expenses	(49)	2,704	(4,823)	2,455	3,323	(2,368)	(523)
Other assets	19	149	376	(2,628)	(335)	(2,252)	(745)
Accounts payable	862	5,495	(8,038)	(674)	1,261	(8,164)	(6,447)
Accrued clearing services	(2,373)	(1,344)	3,737	1,467	1,487	5,204	3,412
Accrued real estate taxes	1,600	(1,865)	(1,652)	2,030	2,001	378	372
Accrued payroll costs	1,582	783	(3,385)	1,965	1,104	(1,420)	(2,045)
Accrued exchange fee rebates	508	(1,078)	(541)	(259)	243	(800)	(471)
Accrued employee termination	29	2,761	(1,308)	(614)	(49)	(1,922)	(130)
Accrued liabilities	(434)	769	(154)	1,047	1,433	345	1,398
Funds held for deposit and membership transfers	(6,893)	(2,409)	18,399	(19,688)	7,684	(1,289)	9,861
Other current liabilities	(4,378)	4,861	(4,751)	(20)	(33)	(4,771)	4,451
Other long-term liabilities	(1,636)	172	253	243	377	496	669

Net cash flows from operating activities	20,438	45,607	46,766	21,569	43,649	68,335	68,007
Cash flows from investing activities:
Acquisition of property and equipment	(7,777)	(12,825)	(4,195)	(6,658)	(14,702)	(10,853)	(19,634)
Purchase of short term investments	(49,285)	(221,038)	(124,483)	(275,633)	(24,674)	(400,116)	(24,674)
Proceeds from short term investments	9,897	46,423	111,486	201,781	14,836	313,267	14,836
Restricted cash	4,848	3,223	(15,172)	20,021	(18,077)	4,849	(14,441)
Proceeds from sale of property and equipment	—	1	93	—	9	93	9
Investment in joint ventures	(1)	(3,006)	(254)	(20)	(191)	(274)	(197)

Net cash flows used in investing activities	(42,318)	(187,222)	(32,525)	(60,509)	(42,799)	(93,034)	(44,101)
Cash flows from financing activities:
Repayments of borrowings	(7,740)	(1,082)	(10,714)	—	—	(10,714)	(10,713)
Net proceeds from initial public offering	—	169,498	—	—	—	—	—
Excess tax benefit of stock compensation	—	222	—	—	—	—	—
Capital contributions from members	—	—	—	—	10	—	134

Net cash flows used in financing activities	(7,740)	168,638	(10,714)	—	10	(10,714)	(10,579)

Net increase (decrease) in cash and cash equivalents	(29,620)	27,023	3,527	(38,940)	860	(35,413)	13,327
Cash and cash equivalents - beginning of period	103,918	74,298	101,321	104,848	103,058	101,321	90,591

Cash and cash equivalents - end of period	$74,298	$101,321	$104,848	$65,908	$103,918	$65,908	$103,918

Cash paid for:
Interest	$1,000	$41	$736	$110	$297	$846	$1,386

Income taxes (net of refunds)	$15,959	$13,394	$6,627	$50,434	$26,841	$57,061	$29,678